UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 15, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                    Media Relations: Katherine Potter, Ext. 1168
                                     Investor Relations: Rick Barraza, Ext. 1125

        Calpine Extends Initial Purchaser's Option to Purchase Additional
               4 3/4% Senior Unsecured Convertible Notes Due 2023

     (SAN JOSE, CALIF.) /PRNEWSWIRE - First Call/ Dec. 15, 2003 - Calpine Corporation [NYSE:CPN], in connection with its offering of $650 million of 4 3/4% Senior Unsecured Convertible Notes Due 2023, has agreed to a one-time extension of the initial purchaser's option to purchase up to $250 million of additional notes. Such option, to the extent not previously exercised, will expire on January 23, 2004.

     The 4 3/4% Senior Unsecured Convertible Notes Due 2023 were offered in a private placement under Rule 144A, have not been and will not be registered under the Securities Act of 1933, and may not be offered in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy. Securities laws applicable to private placements under Rule 144A limit the extent of information that can be provided at this time.





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  December 15, 2003